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                                                                    Exhibit 99.1

                                  CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Nathan Zommer, the Chief Executive Officer of IXYS Corporation (the "Company"), and Arnold P. Agbayani, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:  November 14, 2002


                                     By: /s/ Nathan Zommer
                                         --------------------------------
                                         Nathan Zommer, Chief Executive Officer


                                     By: /s/ Arnold P. Agbayani
                                         --------------------------------
                                         Arnold P. Agbayani,
                                         Chief Financial Officer